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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 24, 1995

               COMDATA HOLDINGS CORPORATION/COMDATA NETWORK, INC.
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             (Exact name of registrant as specified in its charter)


Delaware/Maryland                0-16151/2-66729  13-3396750/62-0813252
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(State or other jurisdiction of    (Commission      (I.R.S. Employer
incorporation or organization)     File Number)     Identification No.)


     5301 Maryland Way         Brentwood, Tennessee    37027
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (615) 370-7000



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         (Former name or former address, if changed since last report)
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Item 5.  Other Events

                 On August 24, 1995, Ceridian Corporation ("Ceridian") announced that it had entered into an Agreement and Plan of Merger dated as of August 23, 1995 (the "Merger Agreement") with Comdata Holdings Corporation ("Comdata") pursuant to which Comdata will become a wholly-owned subsidiary of Ceridian as a result of the merger of a newly created subsidiary of Ceridian into Comdata (the "Merger"). The Merger Agreement provides that as a result of the Merger, each outstanding share of common stock of Comdata will be converted into the right to receive shares of stock of Ceridian common stock at an exchange ratio (the "Exchange Ratio") of 0.57 shares of Ceridian common stock for each share of Comdata common stock, and each share of Comdata's Series B and C preferred stock will be converted into the right to receive the number of shares of Ceridian common stock equal to the product of the Exchange Ratio and the number of shares of Comdata common stock into which such Shares of Comdata preferred stock are convertible. It is expected that approximately 21.6 million shares of Ceridian common stock will be issued to effect the Merger, having a value of approximately $900 million based on the closing price of Ceridian's common stock on August 23, 1995. The Merger is intended to be tax free to Comdata's shareholders and to be accounted for as a "pooling of interests."

                 The Merger is subject to the approval of the shareholders of Comdata and Ceridian and to certain other conditions, including the approval of the shareholders of each Company, the absence of changes in reported ownership of Ceridian stock that would affect the continuing full availability of Ceridian's net operating loss carryforwards, and certain regulatory approvals. The Merger transaction is expected to be completed before the end of 1995. In connection with the Merger and during the fourth quarter 1995, Ceridian expects to refinance Comdata's outstanding indebtedness, consisting principally of 12.5% Senior Notes and 13.25% Senior Subordinated Debentures aggregating approximately $205 million.

Item 7.  Financial Statements and Exhibits.

c.       Exhibits.  Attached hereto.

         2.1 Agreement and Plan of Merger, dated as of August 23, 1995, by and among Ceridian Corporation and Comdata Holdings Corporation

         99.1       Press Release, dated August 24, 1995.
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                                   SIGNATURE

                 Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the undersigned has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMDATA HOLDINGS CORPORATION


                                       By:  /s/ George L. McTavish
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                                            GEORGE L. McTAVISH
                                       Its: CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                       COMDATA NETWORK, INC.


                                       By:  /s/ George L. McTavish
                                            ------------------------------------
                                            GEORGE L. McTAVISH
                                       Its: CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Date:  August 24, 1995
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                                EXHIBIT INDEX


         2.1 Agreement and Plan of Merger, dated as of August 23, 1995, by and among Ceridian Corporation and Comdata Holdings Corporation

         99.1       Press Release, dated August 24, 1995.